UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2006 (June 28, 2006)

UNIVERSAL COMPRESSION HOLDINGS, INC.
UNIVERSAL COMPRESSION, INC.

(Exact name of registrants as specified in their charters)

Delaware	001-15843	13-3989167
Texas	333-48279	74-1282680
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4444 Brittmoore Road
Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number, including area code: (713) 335-7000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                 Entry into a Material Definitive Agreement.

On June 29, 2006, the Compensation Committee of the Board of Directors (the “Board”) of Universal Compression Holdings, Inc. (the “Company”) approved changes to the annual base salaries of the following named officers in conjunction with their appointments to new positions, as detailed in Item 5.02, below.  These changes will be effective July 1, 2006.

Name	Base Salary
Ernie L. Danner	$355,000
D.Bradley Childers	$300,000

Additionally, the Compensation Committee approved an amendment to the Officers’ Incentive Plan (the “Plan”) for the period that began on April 1, 2006 and will end on December 31, 2006 to (a) reflect the management changes detailed in Item 5.02, below, and (b) add Ms. Kim Ferrarie, Vice President of Human Resources, as a Plan participant.  A summary of the Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02                                 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 28, 2006 and effective July 1, 2006, the Company’s Board appointed Ernie L. Danner, age 52, to serve in the newly-created Chief Operating Officer role for the Company.  In this role, Mr. Danner will have responsibility for all Company operations worldwide and will also oversee the Company’s marketing, environmental and safety functions.  Mr. Danner will remain an Executive Vice President for the Company, a title he has held since 1998, but will be relinquishing the title of President, International Division of the Company’s wholly-owned operating subsidiary, Universal Compression, Inc. (“Universal”), a role he has held since April 2005.  Previous to that role, Mr. Danner served as President, Latin America Division, beginning in November 2002.  Mr. Danner has also served as a director of the Company since 1998.  Prior to joining the Company, Mr. Danner served as Chief Financial Officer and Senior Vice President of MidCon Corp. (an interstate pipeline company and a wholly-owned subsidiary of Occidental Petroleum Corporation) and Vice President, Chief Financial Officer, Treasurer and director of INDSPEC Chemical Company.  Mr. Danner is also a director of Tide-Air, Inc. (a distributor of Atlas Copco air compressors), Copano Energy, L.L.C. (a midstream natural gas company), Horizon Lines, LLC (a Jones Act shipping company) and serves on the Board of Trustees of the John Cooper School in The Woodlands, Texas.

Also on June 28, 2006 and effective July 1, 2006, Universal's Board appointed D. Bradley Childers, age 42, to replace Mr. Danner as Universal’s President, International Division.  Mr. Childers will remain a Senior Vice President of the Company, a position he has held since September 2002, but as of the effective date will relinquish his title of Senior Vice President of Business Development, Secretary and General Counsel.  The Company has not elected a replacement for those positions, so Mr. Childers will continue those responsibilities on a transition basis until his successor is elected and qualified.  Prior to joining the Company, Mr. Childers held various positions with Occidental Petroleum Corporation and its subsidiaries, including as Vice President, Business Development at Occidental Oil and Gas Corporation from 1999 to August 2002, and as a corporate counsel in the legal department from 1994 to 1999.

On June 29, 2006, the Company issued a press release announcing Mr. Danner’s appointment to the newly-created Chief Operating Officer position.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01           Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description
	10.1	Summary of Officers’ Incentive Plan for the period that began on April 1, 2006 and will end on December 31, 2006, as amended.

	99.1	Press release dated June 29, 2006 (announcing Mr. Danner’s appointment to the newly-created Chief Operating Officer position).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

UNIVERSAL COMPRESSION HOLDINGS, INC. UNIVERSAL COMPRESSION, INC.
(Registrants)

Date: June 29, 2006
	By:	/s/ J. MICHAEL ANDERSON
J. Michael Anderson
Senior Vice President and Chief Financial Officer